SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934



Date of Report: March 18, 1997
(Date of earliest event reported: March 11, 1997)



                      EXPERTELLIGENCE, INC.
(Exact Name of Registrant as specified in its charter)

                            California
(State or other jurisdiction of incorporation)



(Commissioner File Number)   (IRS Employer Identification No.)

    203 Chapala Street, Santa Barbara, California 93101
         (Address of principal executive offices)


                        (805) 962-2558
(Registrant's telephone number, including area code)


                          Not Applicable
(Former name or former address, if changed since last report)







ITEM 5.	Acquisition or Disposition of Assets

	On March 11, 1997, Registrant entered into a Stock Acquisition Agreement (the "Stock Agreement") with Cerebral Systems Development Corp., a corporation organized under the laws of the Province of Ontario, Canada ("CSD"), and the shareholders of CSD. Under the Stock Agreement, Registrant acquired all of the issued and outstanding shares of capital stock of CSD. Under the Stock Agreement Registrant issued to the shareholders of CSD a total of 40,000 shares of its Common Stock and US$28,782 in cash. Registrant presently intends to continue to operate CSD as a wholly-owned Canadian subsidiary.

	In connection with the acquisition of the stock of CSD, Registrant has entered into an Employment Agreement with Stephen
P. Owens, the past President and principal technical officer of CSD, and Registrant and CSD have entered into a Right of First Refusal Agreement with Mr. Owens. Under the Employment Agreement, Mr. Owens will receive a salary of C$96,000 per year. The Employment Agreement may be terminated by either party on six
(6) months notice. Under the Right of First Refusal Agreement, in the event Registrant or CSD files for bankruptcy protection or on the occurrence of certain other events, Mr. Owens will have the right to purchase from CSD or Registrant certain computer software products of CSD at a price equal to the products then fair market value.

	The foregoing discussion is qualified by the terms of the Stock Agreement and the Employment Agreement, copies of which are attached as an Exhibits to this Report.

ITEM 7.	Financial Statements and Exhibits

	(a), (b)  Financial Statements and Pro Forma Financial
Information

	Registrant is not required to file financial statements or pro forma financial information.

	(c)  Exhibits

	2.1 Stock Acquisition Agreement dated as of March 11, 1997, by and among ExperTelligence, Inc., Cerebral Systems Development
Corp., and the shareholders of CSD, without Schedules and Exhibits. Registrant will furnish supplementally a copy of any omitted Schedule or Exhibit that the Commission may request.

	2.2  Employment Agreement between Cerebral Systems
Development Corp. and Stephen P. Owens.

	2.3  Right of First Refusal Agreement between Registrant,
Cerebral Systems Development Corp. and Stephen P. Owens.
SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						EXPERTELLIGENCE, INC.
						 a California corporation


Date:                  		By
						   Denison W. Bollay, President